Exhibit (c)(vi)

STRICTLY PRIVATE & CONFIDENTIAL

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

INVESTMENT BANKING

Project Elk

Presentation to the Board of Directors

Goldman Sachs & Co. LLC

July 28, 2024

Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.

STRICTLY PRIVATE & CONFIDENTIAL

Disclaimer	INVESTMENT BANKING

These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Board of Directors and senior management of Elk (the "Company") in connection with their consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. Notwithstanding anything in this Confidential Information to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind. The Confidential Information has been prepared by the Investment Banking Division of Goldman Sachs and is not a product of its research department.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, any other party to any transaction and any of their respective affiliates or any currency or commodity that may be involved in any transaction. Goldman Sachs’ investment banking division maintains regular, ordinary course client service dialogues with clients and potential clients to review events, opportunities, and conditions in particular sectors and industries and, in that connection, Goldman Sachs may make reference to the Company, but Goldman Sachs will not disclose any confidential information received from the Company.

The Confidential Information has been prepared based on historical financial information, forecasts and other information obtained by Goldman Sachs from publicly available sources, the management of the Company or other sources (approved for our use by the Company in the case of information from management and non-public information). In preparing the Confidential Information, Goldman Sachs has relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us, and Goldman Sachs does not assume any liability for any such information. Goldman Sachs does not provide accounting, tax, legal or regulatory advice.

Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company or any other party to any transaction or any of their respective affiliates and has no obligation to evaluate the solvency of the Company or any other party to any transaction under any state or federal laws relating to bankruptcy, insolvency or similar matters. The analyses contained in the Confidential Information do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold or purchased. Goldman Sachs’ role in any due diligence review is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Company. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses, and Goldman Sachs does not assume responsibility if future results are materially different from those forecast.

The Confidential Information does not address the underlying business decision of the Company to engage in any transaction, or the relative merits of any transaction or strategic alternative referred to herein as compared to any other transaction or alternative that may be available to the Company. The Confidential Information is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of such Confidential Information and Goldman Sachs assumes no responsibility for updating or revising the Confidential Information based on circumstances, developments or events occurring after such date. The Confidential Information does not constitute any opinion, nor does the Confidential Information constitute a recommendation to the Board, any security holder of the Company or any other person as to how to vote or act with respect to any transaction or any other matter. The Confidential Information, including this disclaimer, is subject to, and governed by, any written agreement between the Company, the Board and/or any committee thereof, on the one hand, and Goldman Sachs, on the other hand. The Confidential Information does not address, nor does Goldman Sachs express any view as to, the potential effects of volatility in the credit, financial and stock markets on the Company, any other party to any transaction or any transaction.

2	|

STRICTLY PRIVATE & CONFIDENTIAL

Table of Contents	INVESTMENT BANKING

I.	Transaction Overview and Recent Trading

II.	Financial Projections

III.	Elk Financial Analysis

Appendix A: Additional Materials

3	|

STRICTLY PRIVATE & CONFIDENTIAL

INVESTMENT BANKING

I.	Transaction Overview and Recent Trading

4	|

STRICTLY PRIVATE & CONFIDENTIAL

Elk Transaction Multiples ($ in millions)	INVESTMENT BANKING

Aggregate Total Cash Consideration¹			$ 5,137
Total Cash Consideration			$ 338.00	Reference Valuation

				Peer Trading Comparables
				Traditional
			Total Cash	Bermuda	Other Bermuda	Precedent
Metric		Value	Consideration	Reinsurers²	Reinsurers³	Transactions
Implied Purchase Premiums
Day Before Stork Letter (22-Mar-2024)		$ 292.50	15.6%
Day Before Revised Elk Offer (08-Apr-2024)		292.80	15.4
Current Stock Price (26-Jul-2024)		348.31	(3.0)
Undisturbed Share Price (28-Jun-2024)		305.70	10.6
All-Time-High (30-May-2024)[4]		314.83	7.4
52-Week-High (30-May-2024)[4]		314.83	7.4
52-Week-Low (20-Oct-2023)[4]		232.05	45.7
30-Day VWAP[4]		307.32	10.0
60-Day VWAP[4]		302.24	11.8
90-Day VWAP[4]		301.26	12.2
	Standalone
Implied Price / Book Value Multiples	Per Share[6]
Q2 2024 Book Value (incl. AOCI)	$ 351	$ 5,261	0.98 x			1.09 x
Q2 2024 Book Value (excl. AOCI)	375	5,618	0.91			1.18
Q2 2024 Book Value (Management Adjusted)[5]	381	5,713	0.90			-
Q1 2024 Book Value (incl. AOCI)	342	5,122	1.00	1.25 x	0.90 x
Q1 2024 Book Value (excl. AOCI)	366	5,486	0.94	1.17	0.90
Q1 2024 Book Value (Management Adjusted)[5]	370	5,551	0.93	-	-
Implied Price / Mangement Projected Earnings Multiples
2024E Earnings - Per Management		$ 659	7.8 x	6.2 x	7.1 x	-
2025E Earnings - Per Management		572	9.0	6.1	8.0	-

Source: Elk Management projections, FactSet, Company filings. Market data as of 26-Jul-2024 unless otherwise stated. Q2 2024 Elk figures as provided by Elk Management. ¹ Based on Elk computed diluted shares outstanding inclusive of ordinary shares, non-voting ordinary shares, RSUs, PSUs and JSOP shares as of 25-Jul-2024 as provided by Elk Management. 2 Traditional Bermuda Reinsurers include Everest Re, RenaissanceRe, Axis Capital, and Fidelis. 3 Other Bermuda Reinsurers include Hamilton, Greenlight Re and SiriusPoint. 4 Relative to Elk’s undisturbed date (28-Jun-2024). 5 Adjusted for net realized and unrealized gains / (losses) on fixed maturities available for sale, fixed maturities trading, and funds held, change in fair value of insurance contracts, and amortization of fair value adjustments. 6 BVPS metrics when applying fully diluted shares outstanding per total cash consideration inclusive of ordinary shares, non-voting ordinary shares, RSUs, PSUs and JSOP shares as of 25-Jul-2024 as provided by Elk Management result in Q2 BVPS incl. AOCI of $346, Q2 BVPS excl. AOCI of $370, and Q2 Management Adjusted BVPS of $376.

Transaction Overview and Recent Trading	5	|

STRICTLY PRIVATE & CONFIDENTIAL

Recent Elk Trading Activity	INVESTMENT BANKING

Elk Daily Trading Volume (Thousands of Shares)

Source: Bloomberg; market data as of 26-Jul-2024 Note: Stork Letter received on 23-Mar-2024.

Transaction Overview and Recent Trading	6	|

STRICTLY PRIVATE & CONFIDENTIAL

Elk’s Price to Book Value Multiple Over Time	INVESTMENT BANKING

Average 3-Year	Average 2-Year	Average 1-Year
Elk BV incl. AOCI	0.88 x	0.92 x	0.92 x
Elk BV ex. AOCI	0.82	0.82	0.83
Elk Adj. BV (Mgt)[1]	0.79	0.77	0.81

% of Time Above (incl. AOCI)	0.70 x	0.75 x	0.80 x	0.85 x	0.90 x
3-Year	98.5 %	93.4 %	77.1 %	59.7 %	36.4 %
2-Year	97.8	93.4	88.3	78.3	51.7
1-Year	100.0	100.0	100.0	93.3	51.2

% of Time Above (ex. AOCI)	0.70 x	0.75 x	0.80 x	0.85 x	0.90 x
3-Year	94.3 %	85.6 %	62.1 %	27.9 %	11.8 %
2-Year	92.0	82.5	68.4	30.4	14.9
1-Year	100.0	98.8	78.6	27.8	9.1

% of Time Above (Mgt. Adj. BV)[1]	0.70 x	0.75 x	0.80 x	0.85 x	0.90 x
3-Year	82.6 %	74.6 %	53.0 %	21.2 %	6.8 %
2-Year	74.0	65.0	43.1	6.6	0.6
1-Year	100.0	94.8	62.7	12.7	1.2

1.70 x
1.50 x
1.30 x
1.10 x
0.90 x
0.70 x
0.50 x
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
1.02 x
0.95 x
0.94 x
P / BV incl AOCI
P / BV ex. AOCI
P / Adj. BV (Mgt)

Source: Company filings, FactSet. Note: Multiples chart as of 26-Jul-2024 for reference. Tables depicted as of Elk undisturbed date (28-Jun-2024). 1 Adjusted for net realized and unrealized gains / (losses) on fixed maturities available for sale, fixed maturities trading, and funds held, change in fair value of insurance contracts, and amortization of fair value adjustments.

Transaction Overview and Recent Trading	7	|

STRICTLY PRIVATE & CONFIDENTIAL

INVESTMENT BANKING

II.   Financial Projections

STRICTLY PRIVATE & CONFIDENTIAL

Overview of Elk Management Projections ($ in millions, except per share data)	INVESTMENT BANKING

Total Revenue

Includes net gain on novation of Enhanced Re reinsurance transaction in Q1 2023
$1,546
$279
$397
$713
$157
$1,271
$411
$646
$213
$1,280
$451
$670
$159
$1,432
$551
$712
$169
$1,541
$635
$746
$160
$1,740
$692
$838
$210
2023A
2024E
2025E
2026E
2027E
2028E
Technical Result
Risk Asset Return
Net Investment Income - Core
Other Income1

Net Income[2]

Includes net gain from novation of Enhanced Re reinsurance transaction and DTA
Lower technical result and normalization of tax expense
$1,082
$659
$572
$708
$818
$1,010
2023A
2024E
2025E
2026E
2027E
2028E

BV incl. AOCI / Management Adjusted BV

BVPS3
$337
$391
$439
$496
$559
$635
Adj. BVPS3
$362
$405
$444
$494
$557
$634
URG: AOCI
$222
$113
$92
$82
$18
$14
URG: P&L
$66
$91
$73
$66
$15
$11
Capital Return:
2023: $531
2024E: $250
2025E: $100
2026E: $100
2027E: $100
2028E: $100
$5,025
$5,397
$5,547
$5,754
$6,110
$6,192
$6,800
$6,771
$7,537
$7,509
$8,461
$8,439
2023A
2024E
2025E
2026E
2027E
2028E
Common Equity
Management Adjusted Book Value

Return on Equity

Mgt Adj. ROE4
19.6%
11.1%
9.1%
10.5%
11.8%
12.9%
22.8 %
12.5 %
9.8 %
11.0 %
11.4 %
12.6 %
2023A
2024E
2025E
2026E
2027E
2028E

Source: Elk Management projections, Company filings. Note: ROE calculated based on average Common Equity. [1] Other income includes Defendant A&E PPD, Premium / Acquisition costs / CY Losses, Change in Policy Holder Benefits, Ceding Commissions Expense, Policy Holder Investment Income, and Other income – cash. [2] Net income (loss) attributable to Elk ordinary shareholders as reported on company's annual statements. [3] Per share metrics consistent with Elk Management Projections, inclusive of any incremental annual dilution from share-based compensation effects. [4] Calculated as Adjusted Net Income (Reported Net Income plus FVO, FVA, Unrealized G/L, and tax affects of adjustments attributable to NCI) over average management adjusted book value.

Financial Projections	9	|

STRICTLY PRIVATE & CONFIDENTIAL

INVESTMENT BANKING

III.   Elk Financial Analysis

STRICTLY PRIVATE & CONFIDENTIAL

Summary of Financial Analyses ($ per share, unless otherwise indicated)	INVESTMENT BANKING

Key Metric		Valuation Range	Methodology
1 Dividend Discount Model			$ 297 – $ 405	■ **Low:** 9.75% COE at 0.70x Exit P / Management Adjusted BV Multiple ■ **High:** 7.50% COE at 0.90x Exit P / Management Adjusted BV Multiple
2 Present Value of Future Share Price			$ 272 – $ 362	■ Present Value of Future Share Price + Dividends using midpoint of COE (8.625%) ■ **Low:** 0.70x P / Management Adjusted BV Multiple ■ **High:** 0.90x P / Management Adjusted BV Multiple
3 Precedent Transactions – P/BV (incl. AOCI)	Q2 2024 Book Value (incl. AOCI)	$ 5,261mm	$ 261 – $ 437	■ **Low:** Min of selected precedent transactions (0.74x) ■ **High:** Max of selected precedent transactions (1.25x)
4 M&A Premium	Undisturbed Share Price[2]	$ 305.70	$ 334 – $ 434	■ Historical premium paid relative to 1-day pre-announcement share price for all-cash U.S. M&A transactions of $1bn – $10bn since 2014 ■ Range based on First (9.1%) and Third Quartile (41.9%)
5 For Reference Only: Premium to 52-Week High	52-Week High[2]	$ 314.83	$ 280 – $ 321	■ Historical premium paid relative to 52-week share price high for all-cash U.S. M&A transactions of $1bn – $10bn since 2014 ■ Range based on First (-11.0%) and Third Quartile (2.0%)
5 For Reference Only: Trading Multiples – P/BV (incl. AOCI)	Q2 2024 Book Value (incl. AOCI)	$ 5,261mm	$ 317 – $ 439	■ **Low:** Median of Other Bermuda Reinsurance peers[1] (0.90x) ■ **High:** Median of Traditional Bermuda Reinsurance peers[1] (1.25x)
5 For Reference Only: 52 Week Trading Range[2]			$ 232 – $ 315	■ **Low:** 52-week-low (20-Oct-2023) ■ **High:** 52-week-high (30-May-2024)

Total Cash Consideration $338.00

Source: Elk Management projections, Company filings, FactSet. Market data as of 26-Jul-2024 unless otherwise stated. Note: Per share metrics based on Elk computed diluted shares outstanding inclusive of ordinary shares, non-voting ordinary shares, RSUs, PSUs and JSOP shares as of 25-Jul-2024 as provided by Elk Management; Q2 2024 Elk figures as provided by Elk Management. 1 Traditional Bermuda Reinsurers include RenaissanceRe, Everest Re, Axis Capital and Fidelis; Other Bermuda Reinsurers include Hamilton, Greenlight Re and SiriusPoint; RenaissanceRe data as of Q2 2024, all other peers as of Q1 2024 based on latest public filings. 2 As of Elk undisturbed date (28-Jun-2024).

Elk Financial Analysis	11	|

STRICTLY PRIVATE & CONFIDENTIAL

Summary Dividend Discount Model ($ in millions, unless otherwise noted)	INVESTMENT BANKING

Summary of Book Value Generation and Cash Flow Distributions

	H1'24A	H2'24E	2025E	2026E	2027E	2028E
BoP Book Value		$ 5,261	$ 5,547	$ 6,110	$ 6,800	$ 7,537
(+) Earnings		414	572	708	818	1,010
(-) Share Repurchases		(250)	(100)	(100)	(100)	(100)
(+) OCI Change		122	92	82	18	14
EoP Book Value (incl. AOCI)	$ 5,261	$ 5,547	$ 6,110	$ 6,800	$ 7,537	$ 8,461
+ / (-) AOCI	357	$ 223	$ 131	$ 49	$ 31	$ 17
EoP Book Value (excl. AOCI)	$ 5,618	$ 5,769	$ 6,241	$ 6,849	$ 7,568	$ 8,478
EoP Book Value (incl. AOCI)	$ 5,261	$ 5,547	$ 6,110	$ 6,800	$ 7,537	$ 8,461
(+) Net URL / (G) on AFS/HFT/Funds Held Securities	803	517	352	204	172	146
(-) Fair Value of Insurance Contracts	(253)	(211)	(180)	(152)	(126)	(102)
(-) Fair Value Adjustment	(98)	(99)	(89)	(81)	(73)	(66)
Management Adj. Book Value	$ 5,713	$ 5,754	$ 6,192	$ 6,771	$ 7,509	$ 8,439

Distributable Cash Flows		$ 250	$ 100	$ 100	$ 100	$ 100

Sensitivity Analysis

	Elk Implied Share Price

	Discount Rate
	7.50%	8.06%	8.63%	9.19%	9.75%
0.70 x	$ 323	$ 316	$ 310	$ 303	$ 297
0.75 x	344	336	329	322	315
0.80 x	364	356	349	341	334
0.85 x	384	376	368	360	352
0.90 x	405	396	387	379	371

Source: Elk Management projections, FactSet, Company filings. Note: Market Data as of 26-Jul-2024; Q2 2024 Elk figures as provided by Elk Management; Per share metrics based on Elk reported diluted shares outstanding inclusive of ordinary shares, non-voting ordinary shares, RSUs, PSUs and JSOP shares as of 30-Jun-2024 as provided by Elk Management. Adjusted Book Value adjusts for net realized and unrealized gains / (losses) on fixed maturities available for sale, fixed maturities trading, and funds held, change in fair value of insurance contracts, and amortization of fair value adjustments.

Elk Financial Analysis	12	|

STRICTLY PRIVATE & CONFIDENTIAL

Present Value of Future Share Price Analysis	INVESTMENT BANKING

Future Share Price (at Respective Year-Ends)	Present Value of Future Share Price + Dividends (at Respective Year-Ends) Discounted at 8.63%[2]

Source: Elk Management projections, Company filings, FactSet. Note: Market data as of Elk undisturbed date (28-Jun-2024); per share metrics consistent with Elk Management projections, inclusive of any incremental annual dilution from share-based compensation effects 1 Adjusted for net realized and unrealized gains / (losses) on fixed maturities available for sale, fixed maturities trading, and funds held, change in fair value of insurance contracts, and amortization of fair value adjustments. 2 Represents midpoint of discount rate as shown on page 12.

Elk Financial Analysis	13	|

STRICTLY PRIVATE & CONFIDENTIAL

Selected Precedent P&C Reinsurance M&A Transactions ($ in millions)	INVESTMENT BANKING

Ann. Date	Acquiror	Target	Equity Value	% Cash	P/BV incl. AOCI[1]
Oct-21	Covea	PartnerRe	9,000	100	1.25 x
Oct-18	RenaissanceRe	Tokio Millenium Re	1,469	83	1.01
Aug-15	Exor	PartnerRe	6,875	100	1.10
Mar-15	Endurance	Montpelier Re	1,831	25	1.22
Nov-14	RenaissanceRe	Platinum	1,925	60	1.13
Dec-12	Markel	Alterra	3,130	32	1.07
Aug-12	Validus	Flagstone	623	24	0.74
Nov-11	Alleghany	Transatlantic	3,431	24	0.80

Low					0.74 x

25th Percentile					0.96

Median					1.09

75th Percentile					1.16

High					1.25

Source: Public filings and press releases, CapIQ, SNL, Thomson Reuters.

1 Based on reported aggregate purchase price and book value multiples (including AOCI) where available.

Elk Financial Analysis	14	|

STRICTLY PRIVATE & CONFIDENTIAL

Premia Paid in Precedent U.S. Public M&A All-Cash Acquisitions | Since 01-Jan-2014 between $1.0bn and $10.0bn % Premia to 1-day Prior to Announcement (Median)	INVESTMENT BANKING

1st Quartile: 9.1%
3rd Quartile: 41.9 %
23.0 %
17.4 %
20.7 %
14.4 %
15.5 %
18.8 %
33.4 %
20.5 %
26.5 %
27.7 %
20.7 %
20.4 %
24.5 %
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024YTD
10Y Median
5Y Median

1-Week Prior	30.1%	24.4%	22.7%	18.6%	17.8%	20.5%	34.0%	21.3%	33.0%	30.5%	23.1%	23.8%	27.0%
Number of Transactions	43	60	70	57	69	53	40	75	58	49	55	607 (10Y Total)	303 (5Y Total)

Source: Dealogic, FactSet as of 26-Jul-2024.

Elk Financial Analysis	15	|

STRICTLY PRIVATE & CONFIDENTIAL	For Reference Only

Premia Paid in Precedent U.S. Public M&A All-Cash Acquisitions | Since 01-Jan-2014 between $1.0bn and $10.0bn % Premia to 52 Week High (Median)	INVESTMENT BANKING

0.5 %
0.2 %
(0.7)%
0.4 %
0.0 %
(6.2)%
(18.4)%
0.3 %
(3.2)%
0.6 %
(0.4)%
(0.1)%
(0.6)%
1st Quartile: (11.0)%
3rd Quartile: 2.0 %
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024YTD
10Y Median
5Y Median

Number of Transactions	43	60	70	57	69	53	40	75	58	49	55	607 (10Y Total)	303 (5Y Total)

Source: Dealogic, FactSet as of 26-Jul-2024.

Elk Financial Analysis	16	|

STRICTLY PRIVATE & CONFIDENTIAL	For Reference Only

Selected Peer Common Stock Comparison ($ in millions, except per share amounts)	INVESTMENT BANKING

	Closing	Equity		Calendarized								LTM
	Price	Market	% of 52	P/E		P/B	P/B	P / TBV	P / TBV	ROE		Dividend
Company	26-Jul-24	Cap	Wk. High	2024E	2025E	(in. AOCI)	(ex. AOCI)	(in. AOCI)	(ex. AOCI)	2024E	2025E	Yield

Elk	$ 348.31	$ 5,224	100.0%	9.4 x	8.7 x	1.02 x	0.95 x	1.03 x	0.96 x	NA	NA	0.0%
Memo: Elk Undisturbed (28-Jun-2024)	305.70	4,585	97.1	8.3	7.6	0.90	0.84	0.91	0.85	NA	NA	0.0
Traditional Bermuda Reinsurers
Everest Re	$ 382.93	$ 16,838	92.4%	6.3 x	5.7 x	1.24 x	1.14 x	1.24 x	1.14 x	17.2%	16.4%	1.9%
RenaissanceRe	224.50	11,956	94.4	6.0	6.4	1.27	1.27	1.38	1.37	21.1	17.0	0.7
Axis	73.66	6,386	99.7	7.3	6.9	1.29	1.19	1.37	1.26	15.9	14.8	2.4
Fidelis	17.48	2,073	87.3	5.6	4.9	0.82	0.81	0.82	0.81	13.2	13.1	1.1
Median - Traditional Bermuda Reinsurers			93.4%	6.2 x	6.1 x	1.25 x	1.17 x	1.30 x	1.20 x	16.5%	15.6%	1.5%
Other Bermuda Reinsurers
SiriusPoint	$ 14.38	$ 2,547	100.0%	9.0 x	8.0 x	1.06 x	1.05 x	1.13 x	1.12 x	NA	NA	0.0%
Hamilton	17.13	1,998	97.0	5.0	4.8	0.90	0.90	0.94	0.94	14.7	13.2	0.0
Greenlight Re	13.52	501	100.0	7.1	8.4	0.80	0.80	0.80	0.80	NA	NA	0.0
Median - Other Bermuda Reinsurers			100.0%	7.1 x	8.0 x	0.90 x	0.90 x	0.94 x	0.94 x	14.7%	13.2%	0.0%

Overall Low			87.3%	5.0 x	4.8 x	0.80 x	0.80 x	0.80 x	0.80 x	13.2%	13.1%	0.0%
Overall Median			97.0	6.3	6.4	1.06	1.05	1.13	1.12	15.9	14.8	0.7
Overall Mean			95.8	6.6	6.5	1.05	1.02	1.10	1.06	16.4	14.9	0.9
Overall High			100.0	9.0	8.4	1.29	1.27	1.38	1.37	21.1	17.0	2.4

Source: Company filings, FactSet; market data as of 26-Jul-2024, excluding the Elk Undisturbed row (as of 28-Jun-2024). Note: Earnings projections used for computation of P/E multiples based on median of equity research analyst projections. RenaissanceRe data as of Q2 2024, all other peers as of Q1 2024 based on latest public filings.

Elk Financial Analysis	17	|

STRICTLY PRIVATE & CONFIDENTIAL	For Reference Only

Elk Historical Valuation Compared to Peers P/BV (incl. AOCI) Multiples | Last 3 Years	INVESTMENT BANKING

Price / Book Value (incl. AOCI)

Source: Public company filings, FactSet. Note: Multiples chart as of 26-Jul-2024 for reference. Tables depicted as of Elk undisturbed date (28-Jun-2024).

Note: RenaissanceRe data as of Q2 2024, all other peers as of Q1 2024 based on latest public filings.

¹ Traditional Bermuda Reinsurers include Renaissance Re, Everest Re, Axis Capital, and Fidelis (Since 03-Jul-2023 IPO, the earliest date for available data). ² Other Bermuda Reinsurers include Hamilton (Since 13-Nov-2023 IPO, the earliest date for available data), Greenlight Re and SiriusPoint.

Elk Financial Analysis	18	|

STRICTLY PRIVATE & CONFIDENTIAL	For Reference Only

Elk Historical Valuation Compared to Peers P/BV (excl. AOCI) Multiples | Last 3 Years	INVESTMENT BANKING

Price / Book Value (excl. AOCI)

Source: Public company filings, FactSet. Note: Multiples chart as of 26-Jul-2024 for reference. Tables depicted as of Elk undisturbed date (28-Jun-2024).

Note: RenaissanceRe data as of Q2 2024, all other peers as of Q1 2024 based on latest public filings.

¹ Traditional Bermuda Reinsurers include Renaissance Re, Everest Re, Axis Capital, and Fidelis (Since 03-Jul-2023 IPO, the earliest date for available data). ² Other Bermuda Reinsurers include Hamilton (Since 13-Nov-2023 IPO, the earliest date for available data), Greenlight Re and SiriusPoint.

Elk Financial Analysis	19	|

STRICTLY PRIVATE & CONFIDENTIAL

INVESTMENT BANKING

For Reference Only

Appendix A:     Additional Materials

STRICTLY PRIVATE & CONFIDENTIAL

Overview of Elk Management Projections (1/2) Income Statement | ($ in millions)	INVESTMENT BANKING

								2022A - 2028E
	2022A	2023A	2024E	2025E	2026E	2027E	2028E	CAGR
Technical Result	$ 373	$ 157	$ 213	$ 159	$ 169	$ 160	$ 210	(9.1)%
Net Investment Income (Core Fixed Income Return)	(728)	713	646	670	712	746	838	NM
Risk Asset Return	(431)	397	411	451	551	635	692	NM
Other Income	35	279	0	0	0	0	0	NM
Total Revenue	$(751)	$ 1,546	$ 1,271	$ 1,280	$ 1,432	$ 1,541	$ 1,740	NM
G&A Expenses	(331)	(369)	(395)	(405)	(405)	(395)	(384)	2.5%
FVO / FVA / ULAE	353	(26)	39	34	44	58	74	(22.8)
Deferred Charge Amortization	(80)	(106)	(133)	(137)	(136)	(138)	(137)	9.3
Interest, Pref Dividends & FX	(110)	(126)	(131)	(134)	(137)	(140)	(143)	4.4
Income Tax Benefit / (Expense)	12	250	(4)	(92)	(115)	(133)	(166)	NM
Net Income Before Strategic Investments	$(907)	$ 1,169	$ 648	$ 547	$ 683	$ 793	$ 985	NM
Earnings from Disc. Ops and NCI	75	(100)	(0)	0	0	0	0	NM
Earnings from Strategic Investments	(74)	13	12	25	25	25	25	NM
Net Income	$(906)	$ 1,082	$ 659	$ 572	$ 708	$ 818	$ 1,010	NM

Source: Elk Management projections

Note: Deferred Charge Amortization reflects amount by which estimated ultimate losses payable exceed consideration received at the inception of a retroactive reinsurance agreement.

Additional Materials	21	|

STRICTLY PRIVATE & CONFIDENTIAL

Overview of Elk Management Projections (2/2) Balance Sheet | ($ in millions)	INVESTMENT BANKING

								2022A - 2028E
	2022A	2023A	2024E	2025E	2026E	2027E	2028E	CAGR
Cash and Investments	$ 15,053	$ 14,893	$ 15,656	$ 17,181	$ 19,365	$ 21,512	$ 23,658	7.8%
Restricted Cash	508	266	266	266	266	266	266	(10.2)
Equity Method Investments	397	334	346	371	396	421	446	1.9
Funds Held by Reinsured Companies	3,582	2,750	2,750	2,750	2,750	2,750	2,750	(4.3)
Other Assets	1,483	1,712	1,760	1,734	1,728	1,716	1,708	2.4

Total Assets	$ 21,023	$ 19,956	$ 20,777	$ 22,302	$ 24,504	$ 26,665	$ 28,828	5.4%
Loss and LAE Reserves, Net	$ 11,876	$ 11,402	$ 11,786	$ 12,821	$ 14,414	$ 15,932	$ 17,277	6.4%
Life Insurance Reserves	821	-	-	-	-	-	-	NM
Defendant A&E Liabilities, Net	607	567	522	482	445	411	378	(7.6)
Debt	1,829	1,831	1,831	1,831	1,831	1,831	1,831	0.0
Other Liabilities	562	508	469	435	390	332	258	(12.2)

Total Liabilities	$ 15,695	$ 14,308	$ 14,607	$ 15,568	$ 17,081	$ 18,506	$ 19,744	3.9%
Preferred Equity	$ 510	$ 510	$ 510	$ 510	$ 510	$ 510	$ 510	0.0%
Common Equity	4,464	5,025	5,547	6,110	6,800	7,537	8,461	11.2

Total Shareholders Equity (excl. NCI)	$ 4,974	$ 5,535	$ 6,057	$ 6,620	$ 7,310	$ 8,047	$ 8,971	10.3%
Memo: Management Adjusted Common Equity	$ 5,873	$ 5,397	$ 5,754	$ 6,192	$ 6,771	$ 7,509	$ 8,439	6.2%
Memo: (Redeemable) Non-Controlling Interest	$ 354	$ 113	$ 113	$ 113	$ 113	$ 113	$ 113	(17.3)%
Memo: URG / (L) from AFS Securities in AOCI	$(579)	$ 222	$ 113	$ 92	$ 82	$ 18	$ 14	NM
Memo: URG / (L) from HFT Securities in P&L	$(1,181)	$ 66	$ 91	$ 73	$ 66	$ 15	$ 11	NM
Source: Elk Management projections
Note: Other Assets composed of Deferred Charge Assets, Insurance Recoverables and Other Assets.

Additional Materials	22	|

STRICTLY PRIVATE & CONFIDENTIAL

Elk Beta and Cost of Equity Analysis Comparison of Historical Peer Equity Betas | Last 10 Years	INVESTMENT BANKING

Elk Historical Equity Beta

Average	1Y	2Y	3Y	5Y	10Y
Elk	0.55	0.53	0.66	0.76	0.81
Traditional Bermuda Reinsurers	0.49	0.55	0.71	0.74	0.65
Other Bermuda Reinsurers[2]	0.69	0.70	0.87	0.97	1.02

Percentage of Time Above	1Y	2Y	3Y	5Y	10Y
0.50	74.3 %	65.5 %	77.0 %	86.2 %	93.1 %
0.60	19.2	11.1	40.1	64.0	78.0
0.70	0.0	0.0	31.8	59.0	65.7
0.80	0.0	0.0	29.2	46.8	55.6
0.90	0.0	0.0	24.1	37.5	38.4
1.00	0.0	0.0	5.6	8.7	16.1
1.10	0.0	0.0	0.0	0.0	5.3

Beta
3.20
3.00
2.80
2.60
2.40
2.20
2.00
1.80
1.60
1.40
1.20
1.00
0.80
0.60
0.40
0.20
0.60
0.41
0.31
Jul-14
Dec-15
May-17
Oct-18
Mar-20
Aug-21
Jan-23
Jun 24
Elk
Traditional Bermuda Reinsurers¹
Other Bermuda Reinsurers²

Cost of Equity Methodology

	Source / Method	Elk
Risk Free Rate (Rf)	■ 30-year UST bond maturing in 20 years	■ 4.54%
Equity Beta (β)	■ 2Y Axioma Historical Beta[3]	■ 0.70 ■ *10 Year High: 1.54* ■ *10 Year Low: 0.43*
Equity Risk Premium (ERP)	■ Duff + Phelps	■ 5.90%
Cost of Equity (Ke)	■ Ke = Rf + β * ERP	■ 8.67%

Elk Cost of Equity at Various Betas

0.50	0.60	0.70	0.80	0.90
7.49 %	8.08 %	8.67 %	9.26 %	9.85 %

Source: Axioma, Duff and Phelps; Beta data for Elk and peers as of Elk undisturbed date (28-Jun-2024); Risk Free Rate and Equity Risk Premium as of 26-Jul-2024.

¹ Traditional Bermuda Reinsurers include RenaissanceRe, Everest Re, Axis Capital, and Fidelis (Since 03-Jul-2023 IPO, the earliest date for available data). ² Other Bermuda Reinsurers include Hamilton (Since 13-Nov-2023 IPO, the earliest date for available data), Greenlight Re and SiriusPoint (Since 19-Aug-2014, the earliest date for available data). 3 As of Elk undisturbed date (28-Jun-2024).

Additional Materials	23	|

STRICTLY PRIVATE & CONFIDENTIAL

Detailed Equity Capitalization and Share Count Table	INVESTMENT BANKING

	Per Elk Management	As Computed Based on
Security Type	(Q2 2024)	Total Cash Consideration
Voting Ordinary Shares[1]	14.665	14.664
Restricted Stock Units[1]	0.169	0.171
Performance Stock Units	0.166	0.142
Joint Share Ownership Plan (Treasury Stock Method)		0.221

Fully Diluted Shares Outstanding	15.000	15.198

Source: Elk management as of 30-Jun-2024; Total cash consideration share count as of 25-Jul-2024.

Note: Total cash consideration figures based on Stork’s stated offer price of $338 per share. Total cash consideration assumes 30-Jun-2025 closing.

1 Delta in Voting Ordinary Shares between two columns based on presentation of Director Restricted Shares.

Additional Materials	24	|

STRICTLY PRIVATE & CONFIDENTIAL

Elk Shareholder Registry	INVESTMENT BANKING

				Cost Basis & Returns		Most Recent
	Refinitiv	AUM
Institution	Style	($bn)	Last Report Date	Cost Basis¹	Unrealized Gain²	% OS	Shares (mm)
Stone Point Capital LLC	Strategic	$ 1.0	31-Mar-2024	$ 157.42	121.3%	9.5%	1.5
Vanguard	Index	6,040.8	31-Mar-2024	155.25	124.4	8.1	1.2
BlackRock Institutional Trust Co.	Index	3,555.3	31-Mar-2024	139.58	149.5	5.4	0.8
Dimensional Fund Advisors	Quantitative	540.9	31-Mar-2024	169.30	105.7	5.0	0.8
Sixth Street Partners, LLC	Other	0.9	31-Mar-2024	265.42	31.2	4.7	0.7
Beck, Mack & Oliver	GARP	4.9	31-Mar-2024	101.32	243.8	4.6	0.7
Silvester (Dominic Francis Michael)	Strategic	0.2	08-Apr-2024	137.09	154.1	4.3	0.7
CPP Investment Board	Pension	109.3	31-Mar-2024	151.16	130.4	4.3	0.6
Fidelity Management & Research Company LLC	GARP	1,633.4	31-Mar-2024	181.73	91.7	3.7	0.6
Fuller & Thaler Asset Management Inc.	GARP	22.0	31-Mar-2024	198.48	75.5	2.8	0.4
Allspring Global Investments, LLC	Value	72.0	31-Mar-2024	185.34	87.9	2.7	0.4
Wellington	Value	643.5	31-Mar-2024	156.94	121.9	2.4	0.4
Hotchkis and Wiley Capital Management, LLC	Value	29.5	31-Mar-2024	187.20	86.1	2.3	0.3
State Street Global Advisors (US)	Index	2,353.9	31-Mar-2024	153.91	126.3	2.2	0.3
Geode Capital Management, L.L.C.	Index	1,286.2	31-Mar-2024	187.39	85.9	1.9	0.3
O'Shea (Paul James)	Strategic	0.1	08-Apr-2024	122.18	185.1	1.6	0.2
Harspring Capital Management, LLC	Hedge Fund	0.4	31-Mar-2024	242.56	43.6	1.2	0.2
Crow's Nest Holdings LP	Hedge Fund	0.6	31-Mar-2024	269.50	29.2	1.1	0.2
Campbell (Robert Johnson)	Strategic	0.0	08-Apr-2024	100.10	248.0	1.1	0.2
American Century IM	Growth	189.1	31-Mar-2024	263.55	32.2	1.0	0.1
Charles Schwab Investment Management, Inc.	Index	527.3	31-Mar-2024	177.60	96.1	0.9	0.1
Norges Bank Investment Management (NBIM)	Pension	1,204.4	31-Dec-2023	169.16	105.9	0.9	0.1
Barrow Hanley Global Investors	Income	32.6	31-May-2024	240.09	45.1	0.9	0.1
WCM Investment Management	Growth	61.3	31-Mar-2024	189.22	84.1	0.8	0.1
Diamond Hill Capital Management Inc.	Value	23.8	31-Mar-2024	128.93	170.1	0.8	0.1
Total						74.1%	11.3
Median				$ 169.30	105.7%
Weighted Average³				$ 168.20	118.7%

Source: Public Investor Filings. 1 Calculated as the weighted average cost of current shares held based on quarterly VWAPs and all share purchases from Q1 '05 - Q3 ‘24. 2 Based on share price at market close on 26-Jul-2024 ($348.31). 3 Weighted by number of shares held in Q3 '24.

Additional Materials	25	|

STRICTLY PRIVATE & CONFIDENTIAL

Elk Trading Activity Over The Last 3 Years	INVESTMENT BANKING

Period Post-Elk Disturbance Date (6/28)

Source: Bloomberg; market data as of 26-Jul-2024. 1 1M average daily trading volume shown as of 28-Jun-2024 (undisturbed date) for dates post-28-Jun-2024. 2 Reflects an S&P index rebalancing date. 3 Reflects a Russell Reconstitution date.

Additional Materials	26	|

STRICTLY PRIVATE & CONFIDENTIAL

Elk Daily Trading Volume Relative to Peers (1/2) (Shares in 000s)	INVESTMENT BANKING

	ADTV					% of Float

				01-Jul to					01-Jul to
	1M	3M	6M	26-Jul	Free Float[1]	1M	3M	6M	26-Jul
Elk	60.3	51.0	51.8	105.2	12,670.7	0.48%	0.40%	0.41%	0.83%

Traditional Bermuda Reinsurers
Everest Re	226.2	270.6	327.1	318.8	42,798.6	0.53%	0.63%	0.76%	0.74%

RenaissanceRe	287.0	303.9	338.5	363.5	50,314.5	0.57%	0.60%	0.67%	0.72%

Axis	497.2	599.7	611.9	549.2	77,477.0	0.64%	0.77%	0.79%	0.71%

Fidelis	653.6	682.0	643.9	465.0	37,358.7	1.75%	1.83%	1.72%	1.24%

Other Bermuda Reinsurers
Hamilton Re	388.8	341.5	297.7	404.6	47,047.7	0.83%	0.73%	0.63%	0.86%

SiriusPoint	848.0	672.3	648.8	457.1	93,079.1	0.91%	0.72%	0.70%	0.49%

Greenlight Capital Re	72.7	67.6	74.1	79.9	25,851.2	0.28%	0.26%	0.29%	0.31%

Median - Traditional Bermuda Reinsurers	392.1	451.8	475.2	414.3	46,556.6	0.61%	0.70%	0.78%	0.73%
Median - Other Bermuda Reinsurers	388.8	341.5	297.7	404.6	47,047.7	0.83%	0.72%	0.63%	0.49%

Source: Bloomberg, FactSet

1 Free float as of 26-Jul-2024, defined as shares of Elk that can be publicly traded and are not restricted.

Additional Materials	27	|

STRICTLY PRIVATE & CONFIDENTIAL

Elk Daily Trading Volume Relative to Peers (2/2) (Shares in 000s)	INVESTMENT BANKING

					Daily Trading Volume													% of Float
												15-Jul -												15-Jul -
	1M											26-Jul	1M											26-Jul
	ADTV	28-Jun	01-Jul	02-Jul	03-Jul	05-Jul	08-Jul	09-Jul	10-Jul	11-Jul	12-Jul	ADTV	ADTV	28-Jun	01-Jul	02-Jul	03-Jul	05-Jul	08-Jul	09-Jul	10-Jul	11-Jul	12-Jul	ADTV
Elk	60.3	209.9	197.3	179.8	102.4	174.2	166.8	112.7	73.9	83.3	104.1	80.4	0.48%	1.66%	1.56%	1.42%	0.81%	1.37%	1.32%	0.89%	0.58%	0.66%	0.82%	0.63%

Memo: % of 1M ADTV		348.2%	327.3%	298.3%	169.8%	288.9%	276.7%	187.0%	122.7%	138.1%	172.7%	133.4%
Traditional Bermuda Reinsurers

Everest Re	226.2	511.2	250.0	318.0	262.6	495.2	274.7	268.9	231.7	185.0	176.1	359.6	0.53%	1.19%	0.58%	0.74%	0.61%	1.16%	0.64%	0.63%	0.54%	0.43%	0.41%	0.84%

RenaissanceRe	287.0	819.9	252.1	540.6	309.5	731.5	386.6	241.2	223.5	320.5	241.3	366.0	0.57%	1.63%	0.50%	1.07%	0.62%	1.45%	0.77%	0.48%	0.44%	0.64%	0.48%	0.73%

Axis	497.2	796.1	526.8	947.2	255.4	746.3	584.1	438.8	310.6	323.3	303.4	599.9	0.64%	1.03%	0.68%	1.22%	0.33%	0.96%	0.75%	0.57%	0.40%	0.42%	0.39%	0.77%

Fidelis	653.6	1,911.7	377.1	786.3	407.3	491.3	550.1	528.8	563.3	569.1	411.2	415.1	1.75%	5.12%	1.01%	2.10%	1.09%	1.32%	1.47%	1.42%	1.51%	1.52%	1.10%	1.11%

Other Bermuda Reinsurers

Hamilton Re	388.8	2,114.6	343.4	302.2	71.0	278.1	201.5	346.6	477.4	273.8	197.2	519.6	0.83%	4.49%	0.73%	0.64%	0.15%	0.59%	0.43%	0.74%	1.01%	0.58%	0.42%	1.10%

SiriusPoint	848.0	5,850.1	559.3	347.0	214.2	339.4	396.2	287.6	246.9	386.8	378.8	552.9	0.91%	6.29%	0.60%	0.37%	0.23%	0.36%	0.43%	0.31%	0.27%	0.42%	0.41%	0.59%

Greenlight Capital Re	72.7	582.5	89.6	30.1	45.9	9.0	83.5	47.5	52.8	148.6	88.4	84.0	0.28%	2.25%	0.35%	0.12%	0.18%	0.03%	0.32%	0.18%	0.20%	0.57%	0.34%	0.32%

Median - Traditional Bermuda Reinsurers	392.1	808.0	314.6	663.4	286.1	613.4	468.4	353.8	271.2	321.9	272.3	390.5	0.61%	1.41%	0.63%	1.15%	0.61%	1.24%	0.76%	0.60%	0.49%	0.53%	0.45%	0.81%

Memo: % of 1M ADTV		255.9%	96.9%	164.5%	85.1%	184.5%	119.5%	86.2%	82.0%	84.4%	70.4%	124.1%

Median - Other Bermuda Reinsurers	388.8	2,114.6	343.4	302.2	71.0	278.1	201.5	287.6	246.9	273.8	197.2	519.6	0.83%	4.49%	0.60%	0.37%	0.18%	0.36%	0.43%	0.31%	0.27%	0.57%	0.41%	0.59%

Memo: % of 1M ADTV		689.8%	88.3%	41.4%	25.3%	40.0%	51.8%	65.4%	72.7%	70.4%	50.7%	115.5%

Source: Bloomberg, FactSet

Note: 1M ADTV relative to undisturbed pricing date (28-Jun-2024).

1 Free float as of 26-Jul-2024, defined as shares of Elk that can be publicly traded and are not restricted.

Additional Materials	28	|

STRICTLY PRIVATE & CONFIDENTIAL

Potential Go-Shop Outreach Candidates	INVESTMENT BANKING

★ Previously Reached Out

Sponsors

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Strategics

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Additional Materials	29	|

STRICTLY PRIVATE & CONFIDENTIAL

Glossary of Key Terms	INVESTMENT BANKING

Key Terms	Definitions
Adjusted Book Value	■ Elk ordinary shareholders' equity, less fair value changes on fixed maturities and funds held-directly managed, fair value of insurance contracts for which Elk has elected the fair value option, fair value adjustments, and net assets of held for sale or disposed subsidiaries classified as discontinued operations (if any)

Adjusted Operating Income	■ Net income (loss) attributable to Elk ordinary shareholders, adjusted for fair value changes and net realized (gains) losses on fixed maturities and funds held directly managed, change in fair value of insurance contracts for which Elk has elected the fair value option, amortization of fair value adjustments, net gain / loss on purchase and sales of subsidiaries (if any), net income from discontinued operations (if any), tax effects of adjustments and adjustments attributable to noncontrolling interests

Adjusted Return on Equity	■ Adjusted Operating Income attributable to Elk ordinary shareholders divided by Elk Adjusted Book Value

Undisturbed Date	■ Defined as 28-June-2024, based on observed disturbances in daily trading volume of Elk’s stock relative to historical activity and peer activity
Source: Elk Management

Additional Materials	30	|